Exhibit 4.1

NUMBER	SHARES
C-	CUSIP [●]

SEE REVERSE FOR CERTAIN DEFINITIONS

XCF GLOBAL, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
CLASS A COMMON STOCK

This Certifies that _________________________ is the owner of  _______________

FULLY PAID AND NON-ASSESSABLE SHARES OF THE CLASS A COMMON STOCK, PAR VALUE OF $0.0001 PER SHARE, OF
XCF GLOBAL, INC.
(THE “COMPANY”)

transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

[Corporate Seal]
Delaware

Chief Executive Officer	Secretary

XCF GLOBAL, INC.

The Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Company’s amended and restated certificate of incorporation and all amendments thereto and resolutions of the Company’s Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common

TEN ENT	—	as tenants by the entireties

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT	—		Custodian
		(Cust)		(Minor)

(State)

Additional abbreviations may also be used though not in the above list.

For value received, _______________ hereby sells, assigns and transfers unto ______________________________
(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

____________________ shares of the Class A common stock represented by the within Certificate, and hereby irrevocably constitutes and appoints
____________________ Attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated: _______________	NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

By:
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO U.S. SECURITIES AND EXCHANGE COMMISSION RULE 17Ad-15 (OR ANY SUCCESSOR RULE) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED).